UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 9, 2015

________________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On January 9, 2015, Capricor Therapeutics, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with select investors (the “Investors”), pursuant to which the Company became obligated to sell to the Investors, and the Investors became obligated to purchase from the Company, in a private placement (the “Private Placement”), an aggregate of 2,839,045 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price per share of $3.52 (the “Shares”) for an aggregate purchase price of approximately $10,000,000 (the “Purchase Price”). The Company expects to receive the aggregate Purchase Price from the Investors on or about January 13, 2015.

In connection with entering into the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated (i) to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, in each case subject to certain deadlines.

The terms of the Purchase Agreement and the Registration Rights Agreement will be more fully described in an amendment to this Current Report on Form 8-K to be filed following the receipt of the aggregate Purchase Price by the Company. Copies of the Purchase Agreement and the Registration Rights Agreement will be filed as exhibits to such amendment.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The Private Placement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder and corresponding provisions of state securities or “blue sky” laws. Each Investor represented to the Company that it is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On January 12, 2015, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K regarding the Private Placement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	Exhibit Number	Description
	99.1	Press Release issued by Capricor Therapeutics, Inc. on January 12, 2015, announcing the Private Placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: January 12, 2015	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by Capricor Therapeutics, Inc. on January 12, 2015, announcing the Private Placement.